UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 16, 2005

MANPOWER INC.

(Exact name of registrant as specified in its charter)

Wisconsin	1-10686	39-1672779
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5301 North Ironwood Road Milwaukee, Wisconsin	53217
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (414)  961-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.

Entry Into a Material Definitive Agreement.

Following is a description of compensation arrangements that were approved by the Executive Compensation Committee of the Board of Directors of Manpower Inc. (the “Company”) on February 16, 2005 for the Company’s “named executive officers” for purposes of the Company’s proxy statement for the 2005 annual meeting of shareholders.  Compensation arrangements for the Company’s Chief Executive Officer and Chief Financial Officer were ratified by the Board of Directors under the Company’s policy regarding the compensation of the Company’s executive officers.

2005 Base Salary Increases

The Committee approved an increase in the annual base salary of Jeffrey Joerres, the Chief Executive Officer of the Company, effective January 1, 2005.  The Committee based its decision on various factors including the performance of the Company, the Committee’s evaluation of Mr. Joerres’ performance, and compensation levels at similarly sized global companies.  Under Mr. Joerres’ leadership, the Company’s performance during 2004 significantly exceeded earnings per share and economic profit goals set at the beginning of the year, as described below.  Mr. Joerres’ base salary has not been increased since 2003.  The Committee also approved increases in the base salaries of the other named executive officers.  The base salaries of Mr. Joerres and the other named executive officers for 2004 and 2005 are as follows:

Name	Year	Base Salary

Jeffrey A. Joerres Chairman, President and Chief Executive Officer	2005 2004	$1,000,000 840,000

Michael J. Van Handel Executive Vice President – Chief Financial Officer and Secretary	2005 2004	500,000 460,000

Barbara J. Beck Executive Vice President	2005 2004	400,000 370,000

Jean-Pierre Lemonnier Executive Vice President	2005 2004	375,000 375,000

Yoav Michaely Executive Vice President	2005 2004	430,000 390,000

Establishment of Award Opportunities Under 2002 Corporate Senior Management Incentive Plan

Mr. Joerres and Mr. Van Handel are eligible to receive annual incentive awards under the Company’s 2002 Corporate Senior Management Incentive Plan.  This annual incentive plan has two components.  Under the first component, a participant is entitled to receive a cash award for attaining earnings per share and economic profit goals for the year.  The Committee establishes earnings per share and economic profit goals and award opportunities for attaining these goals at the beginning of the year.  The second component of the annual incentive plan provides for the payment of a cash award each year based on a participant’s achievement of certain operating objectives for the year, as determined by the Committee.  The Committee establishes objectives and award opportunities for achieving the objectives at the beginning of the year.  Following the close of the year, the Committee determines whether the performance criteria have been achieved and, if so, the amount of the award earned.  The bonus is calculated based on actual performance as compared to the performance goals for each indicator.  The total bonus is equal to the sum of the amounts determined separately for each indicator.  The bonuses payable to Messrs. Joerres and Van Handel (as a percentage of their 2005 base salary) for 2005 based on achievement of threshold, target or outstanding performance goals under each performance criterion are as follows:

	Bonus as a Percentage of 2005 Base Salary
	Threshold	Target	Outstanding
EPS Goal	10%	40%	80%
Economic Profit Goal	10%	40%	80%
Operating Objectives	―	20%	40%
Total	20%	100%	200%

No cash award will be paid under a performance criterion for performance below threshold.

2002 Corporate Senior Management Incentive Plan Awards for 2004

The Committee approved cash awards to be paid for 2004 to Messrs. Joerres and Van Handel pursuant to the Plan.  The Company’s performance in 2004 exceeded the “outstanding” earnings per share and economic profit performance goals established by the Committee for that period.  The Committee also approved cash awards to Messrs. Joerres and Van Handel for achievement of operating objective performance goals for 2004.  In total, Messrs. Joerres and Van Handel received the following cash awards under the Plan for 2004:

Participant	Bonus
Jeffrey A. Joerres	$1,624,000
Michael J. Van Handel	890,000

Bonus Awards to Other Named Executive Officers

The Committee approved the following bonuses for Ms. Beck, Mr. Lemonnier and Mr. Michaely for 2004 based on different bonus arrangements which are described below:

Bonus
Barbara J. Beck	$326,069 (1)
Jean-Pierre Lemonnier	$204,775 (2)
Yoav Michaely	$357,070 (3)

(1)

Ms. Beck’s bonus for 2004 was calculated based on performance indicators for the Company’s U.S. and Canadian operations and for the Company as a whole.  These indicators include adjusted operating unit profit (defined as operating unit profit, less a capital charge for outstanding accounts receivable) for the Company’s U.S. and Canadian operations, expense efficiency for the Company’s U.S. and Canadian operations, the Company’s earnings per share and operating objectives established by the Company’s chief executive officer.  Each indicator is weighted as determined by the Company’s chief executive officer.  The bonus is calculated based on actual performance as compared to performance goals for each indicator established each year by the Company’s chief executive officer.  The total bonus is equal to the sum of the amounts determined separately for each indicator.  No cash award is paid under a performance criterion for performance below threshold.  If the threshold goal is met for each performance criterion, Ms. Beck receives a bonus equal to 25% of her base salary.  If the outstanding goal for each component is met or exceeded, Ms. Beck receives a bonus equal to a maximum amount of 100% of her base salary.  In addition, Ms. Beck is eligible to receive a supplementary cash bonus of up to 20% of her base salary based upon the operating unit profit margin for the Company’s U.S. and Canadian operations.  The performance criteria and award opportunities for 2005 will be determined on the same basis, except that permanent placement revenue for the Company’s U.S. and Canadian operations will be used as an additional performance indicator.

(2)

Mr. Lemonnier’s bonus for 2004 was calculated based on performance indicators for the Company’s France operations and for the Company as a whole.  These indicators include adjusted operating unit profit (defined as operating unit profit, less a capital charge for outstanding accounts receivable) for the Company’s France operations, expense efficiency for the Company’s France operations, the Company’s earnings per share and operating objectives established by the Company’s chief executive officer.  Each indicator is weighted as determined by the Company’s chief executive officer.  The bonus is calculated based on actual performance as compared to performance goals for each indicator established each year by the Company’s chief executive officer.  The total bonus is equal to the sum of the amounts determined separately for each indicator.  No cash award is paid under a performance criterion for performance below threshold.  If the threshold goal is met for each performance criterion, Mr. Lemonnier receives a bonus equal to 25% of his base salary.  If the outstanding goal for each component is met or exceeded, Mr. Lemonnier receives a bonus equal to a maximum amount of 100% of his base salary.  In addition, Mr. Lemonnier is eligible to receive a supplementary cash bonus of up to 20% of his base salary based upon the operating unit profit margin for the Company’s France operations.  The performance criteria and award opportunities for 2005 will be determined on the same basis.

(3)

Mr. Michaely’s bonus for 2004 was calculated based on performance indicators for the Company’s EMEA operations and for the Company as a whole.  These indicators include adjusted operating unit profit for the Company’s EMEA operations (defined as operating unit profit, less a capital charge for outstanding accounts receivable), permanent placement revenue for the Company’s EMEA operations, the Company’s earnings per share and operating objectives established by the Company’s chief executive officer.  Each indicator is weighted as determined by the Company’s chief executive officer.  The bonus is calculated based on actual performance as compared to performance goals for each indicator established each year by the Company’s chief executive officer.  The total bonus is equal to the sum of the amounts determined separately for each indicator.  No cash award is paid under a performance criterion for performance below threshold.  If the threshold goal is met for each performance criterion, Mr. Michaely receives a bonus equal to 25% of his base salary.  If the outstanding goal for each component is met or exceeded, Mr. Michaely receives a bonus equal to a maximum amount of 100% of his base salary.  In addition, Mr. Michaely is eligible to receive a supplementary cash bonus of up to 20% of his base salary based upon the operating unit profit margin for the Company’s EMEA operations.  The performance criteria and award opportunities for 2005 will be determined on the same basis, except that expense efficiency for the Company’s EMEA operations will be used as an additional performance indicator.

Equity Compensation Overview

Following a review of the Company’s equity compensation program against market trends and its compensation philosophy, the Committee has decided to change the way long-term incentives are delivered.  In recent years, the Committee has used stock options as the primary component in the long-term incentive program.  The Committee is now implementing a blended approach to equity incentives, including the use of stock options, performance accelerated restricted stock and career shares.  The Committee believes that this new strategy is consistent with market practice, is more in line with the Committee’s compensation objectives and provides a more effective performance and retention focus.

Grant of Stock Options Under 2003 Equity Incentive Plan

The Committee granted stock options to the named executive officers under the Company’s 2003 Equity Incentive Plan over the following number of shares:

Number of Shares
Jeffrey A. Joerres	150,000 (1)
Michael J. Van Handel	50,000 (1)
Barbara J. Beck	41,438 (2)
Jean-Pierre Lemonnier	27,736 (2)
Yoav Michaely	42,167 (2)

(1)

The exercise price of the options is $44.85 per share, the fair market value of a share of Manpower common stock on the date of grant (February 16, 2005) as determined under the plan.  The options vest as to 50% of the shares covered by the option on the second anniversary of the grant, or February 16, 2007, and 50% of the shares covered by the option on the fourth anniversary of the grant, or February 16, 2009.

(2)

The exercise price of the options is $44.85 per share.  The options vest as to 25% of the shares covered by the option on each of the first, second, third and fourth anniversaries of the date of grant.

Grant of Performance-Accelerated Restricted Shares Under 2003 Equity Incentive Plan

The Committee granted 22,500 performance-accelerated restricted shares of Company common stock to Mr. Joerres and granted 7,500 performance-accelerated restricted shares of Company common stock to Mr. Van Handel under the Company’s 2003 Equity Incentive Plan.  The shares vest in full on the sixth anniversary of date of the award, or February 16, 2011.  However, the restricted shares may vest in full on the third anniversary of the date of the award, or February 16, 2008, if the Company’s total shareholder return during the three-year period ending February 16, 2008 (the “Measurement Period”) exceeds the total shareholder return during the Measurement Period of the 60th percentile of a peer group selected by the Committee.  Total shareholder return is defined as the appreciation of the price of the Company’s or peer group company’s common stock, plus reinvestment of dividends.  None of the restricted shares will vest on the third anniversary of the date of the award if the Company’s total shareholder return during the Measurement Period is below the total shareholder return during the Measurement Period of the 60th percentile of the peer group.

Grant of Career Shares Under 2003 Equity Incentive Plan

The Committee granted 45,000 career shares to Mr. Joerres and 9,000 career shares to Mr. Van Handel.  These career shares are restricted shares of Company common stock granted under the Company’s 2003 Equity Incentive Plan.  These shares are intended to serve as a performance and retention incentive.  The shares vest in full on the sixth anniversary of date of the award, or February 16, 2011.

The Committee granted 10,000 restricted shares of Company common stock to Ms. Beck under the Company’s 2003 Equity Incentive Plan.  50% of the restricted shares vest on the third anniversary of the grant, or February 16, 2008, and 50% of the restricted shares vest on the fifth anniversary of the grant, or February 16, 2010.

Establishment of Award Opportunities Under Performance-Based Deferred Compensation Plan

Mr. Joerres, Mr. Van Handel, Ms. Beck and Mr. Michaely participate in the Company’s Performance-Based Deferred Compensation Plan (the “Deferred Compensation Plan”).  Participants in the Deferred Compensation Plan earn deferred compensation based on achievement of annual earnings per share and economic profit performance goals.  The performance goals and award opportunities are established at the beginning of each year by the Committee.  Any deferred compensation benefits earned by participants in any year are credited to participants’ accounts as of the end of the year.  Participants’ accounts balances are credited with an indexed rate of return, as determined from time to time by the Committee.  The current rate of return is equal to the effective yield on ten year Treasury notes, plus 100 basis points.  A participant’s account vests when the participant has attained age 50 and completed 15 years of service or, alternatively, when the participant has attained age 62.  In addition, if the employment of a participant is terminated because of his or her death or disability, the participant’s account balance becomes immediately vested.  Account balances also vest upon a change of control of the company.  A participant’s vested account balance becomes distributable upon the retirement, death or disability of the participant.  The performance of the Company in relation to the performance criteria is calculated independently, which may allow the participants to receive a deferred compensation benefit under one of the performance criteria but not under the other.  No deferred compensation benefit will be credited under a performance criterion for performance below threshold.  The deferred compensation benefits that may be credited to Mr. Joerres, Mr. Van Handel, Ms. Beck and Mr. Michaely (as a percentage of their 2005 base salary) for 2005 based on achievement of threshold, target or outstanding performance goals under each performance criterion are as follows:

	Benefit Opportunity as a Percentage of 2005 Base Salary
	Threshold	Target	Outstanding
EPS Goal	7.5%	15.0%	25.0%
Economic Profit Goal	7.5%	15.0%	25.0%
Total	15.0%	30.0%	50.0%

Awards under Deferred Compensation Plan

The Committee approved deferred compensation to be credited to the accounts of the participants in the Deferred Compensation Plan for 2004.  The Company’s performance in 2004 exceeded the “outstanding” earnings per share and economic profit performance goals established by the Committee for that period.  As a result, the accounts of Mr. Joerres, Mr. Van Handel, Ms. Beck and Mr. Michaely under the Deferred Compensation Plan were credited with the following amounts:

Participant	Deferred Compensation Award
Jeffrey A. Joerres	$420,000
Michael J. Van Handel	230,000
Barbara J. Beck	185,000
Yoav Michaely	195,000

Extension of Compensation and Severance Agreements

On February 19, 2002, the Company entered into compensation and severance agreements with Mr. Joerres and Mr. Van Handel.  These agreements were set to expire on

February 28, 2005.  On February 16, 2005, the Committee determined to extend the term of these agreements.  To do so, the Company entered into a Compensation Agreement and a Severance Agreement with each of Mr. Joerres and Mr. Van Handel.  The terms of these agreements are substantially similar to the prior agreements, except for the new term and base salary adjustments.  The term under each of the Compensation Agreements and Severance Agreements expires on the first to occur of (1) the date two years after the occurrence of a change of control of the Company, (2) February 28, 2008 if no such change of control occurs before February 28, 2008, or (3) any termination of the executive’s employment by the Company or by the executive.

Under the Compensation Agreements, Mr. Joerres and Mr. Van Handel are entitled to receive a base salary, as may be increased from time to time by the Company, and each is entitled to receive incentive compensation in accordance with the Corporate Senior Management Incentive Plan, which is administered by the Executive Compensation Committee.  Mr. Joerres is entitled to receive an annual base salary of at least $840,000 per year and Mr. Van Handel is entitled to receive an annual base salary of at least $460,000.  In addition, Mr. Joerres and Mr. Van Handel are eligible for all benefits generally available to the senior executives of the Company, subject to and on a basis consistent with the terms, conditions and overall administration of such benefits.  The Compensation Agreements also contain nondisclosure provisions that are effective during the term of the executive’s employment with the Company and during the two-year period following the termination of the executive’s employment with the Company, and nonsolicitation provisions that are effective during the term of the executive’s employment with the Company and during the one-year period following the termination of the executive’s employment with the Company.

Under the Severance Agreements, if the executive’s employment is terminated by the Company without “cause” or by the executive for “good reason” and there has been no change of control of the Company, the Company will provide the executive with (1) prorated incentive compensation for the year in which the executive’s employment was terminated, (2) lump sum severance equal to the executive’s base salary plus the amount of the executive’s highest bonus for the prior three years or the year in which the termination takes place, and (3) continuation of medical and dental benefits for 12 months following the date of termination.

In the event of a change of control of the Company, if the executive’s employment is terminated without “cause” or by the executive for “good reason” in the six months before or two years after the change of control, the executive is entitled to (1) prorated incentive compensation for the year in which the executive’s employment was terminated, (2) lump sum severance equal to three times the executive’s base salary plus three times the amount of the executive’s highest annual bonus for the prior three years or the year in which the termination takes place, (3) continuation of medical, dental, life insurance and disability benefits for 18 months following the date of termination and (4) if the executive is subject to a “golden parachute” excise tax under the Internal Revenue Code of 1986, as amended, a gross-up payment to cover the additional taxes incurred by the executive.

Upon the death or disability of the executive, the executive is entitled under the Severance Agreement to receive (1) prorated incentive compensation for the year in which such event occurs, and (2) benefits provided under life insurance or disability plans.  If the executive’s employment with the Company is terminated for “cause” or by the executive other than for “good reason,” the executive will not be entitled to prorated incentive compensation, severance compensation or benefit continuation.

The Severance Agreements also contain a noncompetition agreement that remains in effect for one year following termination of employment except following a change of control where the executive’s employment is terminated without “cause” or by the executive for “good reason.”

Under the terms of the Severance Agreements, “cause” is defined as (1) willful and continued failure by the executive to substantially perform duties after written demand for performance is delivered and failure by the executive to resume substantial performance within 10 days; (2) commission by the executive of any material act of dishonesty or disloyalty involving the Company; (3) chronic absence from work other than by reason of a serious health condition; (4) commission of a crime which substantially relates to circumstances of the executive’s position with the Company; or (5) the willful engaging by the executive in conduct which is demonstrably and materially injurious to the Company.

Under the terms of the Severance Agreements, “good reason” is defined as (1) assignment of the executive to a position representing a material reduction from the executive’s current position with the Company, or assignment of the executive to duties inconsistent with the executive’s current position; (2) breach of the Severance Agreement by the Company; (3) the executive being required to change location of principal office by more than 75 miles without the executive’s consent; or (4) within two years following change of control of the Company, any reduction of the executive’s annual bonus to an amount that is less than annual bonus paid to the executive for either of the two years prior to the change of control.

Item 1.02.

Termination of a Material Definitive Agreement.

In connection with their entry into the Compensation Agreements and Severance Agreements described in Section 1.01 hereof, the Company agreed with Mr. Joerres and Mr. Van Handel to terminate their existing Compensation Agreements and Severance Agreements, each of which was dated February 19, 2002, as amended October 29, 2003.  The terms of the previous Compensation Agreements and Severance Agreements were substantially the same as the terms of the Compensation Agreements and Severance Agreements described in Item 1.01 hereof, except that under the previous Compensation Agreements, Mr. Joerres was entitled to a base salary of at least $700,000 and Mr. Van Handel was entitled to a base salary of at least $340,000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 23, 2005	MANPOWER INC.

By: /s/ Michael J. Van Handel
Michael J. Van Handel Executive Vice President – Chief Financial Officer and Secretary